Exhibit 99.5

Blue Ridge Bankshares, Inc.

VOTE

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DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.investorvote.com/BRBS** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/BRBS

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2021 Special Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2.

	For	Against	Abstain
1. To approve the Agreement and Plan of Reorganization, dated as of August 12, 2020 and amended November 6, 2020, between Blue Ridge Bankshares, Inc. ("Blue Ridge") and Bay Banks of Virginia, Inc. ("Bay Banks"), including the related Plan of Merger, pursuant to which Bay Banks will merge with and into Blue Ridge, as more fully described in the accompanying joint proxy statement/prospectus.	☐	☐	☐
2. To adjourn the special meeting to a later date or dates, if necessary to solicit additional proxies to approve Proposal 1.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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The 2021 Special Meeting of Shareholders of Blue Ridge Bankshares, Inc. will be held on January 21, 2021, at 11:00 A.M. ET, virtually via the internet at www.meetingcenter.io/205738032. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is — BRBS2021. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/BRBS q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Blue Ridge Bankshares, Inc. + 2021 Special Meeting of Shareholders Proxy Solicited by Board of Directors for Special Meeting — January 21, 2021 Robert S. Janney, Mensel D. Dean, Jr., Larry Dees, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if present, at the Special Meeting of Shareholders of Blue Ridge Bankshares, Inc. to be held on January 21, 2021 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the undersigned shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposals 1 and 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.